                                                                   EXHIBIT 10.31

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of
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_______________, 1997, by and between Kilroy Realty Corporation, a Maryland corporation (the "REIT"), Kilroy Realty, L.P., a Delaware limited partnership
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(the "Operating Partnership") and Richard E. Moran Jr. (the "Executive").
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     1.   EMPLOYMENT

     The REIT and the Operating Partnership hereby agree to employ the Executive, and the Executive hereby agrees to be employed by the REIT and the Operating Partnership, on the terms and conditions set forth herein. The REIT and the Operating Partnership shall collectively be referred to herein as the "Company." The allocation of the obligations of the Company between the REIT and the Operating Partnership shall be determined as set forth in Section 8 hereof.

     2.   TERM AND RENEWAL

          2.1  Term.  The employment of the Executive by the Company as provided
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in Section 1 will commence on the date hereof and will terminate three years from the date hereof (the "Expiration Date") unless automatically extended for
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an additional 12-month period pursuant to Section 2.2 hereof or sooner terminated as hereinafter provided (each such period, an "Employment Period").
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          2.2  Renewal.  Following the expiration of the initial Employment
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Period and provided that this Agreement has not been terminated by the Executive or the Company pursuant to Section 5 hereof, and every year thereafter, this Agreement shall be automatically renewed on the terms set forth herein for an additional 12-month period, effective on each anniversary date of the date hereof.

     3.   POSITION AND DUTIES

          3.1  Position.  The Executive hereby agrees to serve as Executive Vice
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President, Chief Financial Officer and Secretary of the Company. In addition, if, at the discretion of the Board of Directors of the Company (the "Board"),
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the Company nominates the Executive for election to the Board, and in the event that such Executive is elected by the Company's stockholders to serve as a member of the Board, then, for so long as the Executive is an employee of the Company, the Executive hereby agrees to serve as a member thereof. At the Company's request, the Executive may, at the Executive's discretion, serve the Company and/or its respective subsidiaries and affiliates in other offices and capacities in addition to the foregoing, but shall not be required to do so. In the event that the Executive, during the term of this Agreement, serves in any one or more of the aforementioned capacities, the Executive's compensation shall not be increased beyond that specified in Section 4 of this Agreement. In addition, in the event the Company and the Executive mutually agree that the Executive shall terminate the Executive's service in any one or more of the aforementioned capacities, or the Executive's service in one or more of the aforementioned capacities is terminated, the Executive's compensation, as specified in Section 4 of this Agreement, shall not be diminished or reduced in any manner.

          3.2  Duties.  The Company agrees that the duties that may be assigned
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to the Executive shall be the usual and customary duties of the offices of Executive Vice President, Chief Financial Officer and Secretary which duties shall include, without limitation, the responsibility to:

          (i)    maintain the custody of the corporate funds and securities;

          (ii) keep full and accurate accounts of receipts and disbursements in books belonging to the Company;

          (iii) deposit all moneys, and other valuable effects in the name and to the credit of the Company, in such depositories as may be designated from time to time by the Board;

          (iv) disburse the funds of the Company as may be ordered by the Board;

          (v)    take proper vouchers for such disbursements;

          (vi) comply with all financial reporting obligations, including all periodic financial reports required to be filed under federal and state securities laws;

          (vii) maintain shareholder relations, including preparation of press releases with respect to quarterly and annual earnings and other appropriate matters;

          (viii) maintain appropriate contacts and relationships with financial analysts and the investment community;

          (ix) render to the Board, at its regular meetings, or when the Board so requires, an account of the Executive's transactions as Executive Vice President and Chief Financial Officer of the Company; and

          (x) attend meetings of the Board and record the minutes of such meetings.

          3.3  Devotion of Time and Effort.  The Executive shall devote
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substantially all of his business time and attention to the performance of services to the Company in his capacity as an officer thereof and as may reasonably be requested by the Board.

          3.4  Other Activities.  The Executive may engage in other activities
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for the Executive's own account while employed hereunder, including without limitation charitable, community and other business activities, provided that such other activities (i) do not compete with the business and activities of the Company or any of its direct and indirect subsidiaries and (ii) do not materially interfere with the performance of the Executive's duties hereunder. Notwithstanding the foregoing, during the term of this Agreement, the Executive shall not serve as a member of the board of directors of any noncharitable entity, other than the Company, its direct and indirect subsidiaries, and any of their affiliates, without the Company's prior written consent.

     4.   COMPENSATION AND RELATED MATTERS

          4.1  Salary.  During the Employment Period, the Company shall pay the
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Executive an annual salary of $200,000 during the first full 12-month period and at such annual salary as determined by the Executive Compensation Committee of the Board (the "Executive Compensation Committee") during the second and
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subsequent 12-month periods of the Executive's employment with the Company, but not less than $200,000. All salary is to be paid consistent with the standard payroll practices of the Company (e.g., timing of payments and standard employee
                                  ----
deductions, such as income tax withholdings, social security, etc.). The Executive's performance and salary shall be subject to review at the end of each fiscal year and an increase in annual salary, if one is so determined by the Executive Compensation Committee, shall be made on a basis consistent with the standard practices of the Company.

          4.2  Bonus.
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               (a) The Executive Compensation Committee shall review the Executive's performance at least annually during each year of the Employment Period and cause the Company to award the Executive a cash bonus in an amount from 0% to 100% of the annual salary, as provided in Section 4.1 above, which the Executive Compensation Committee shall reasonably determine as fairly compensating and rewarding the Executive for services rendered to the Company and/or as an incentive for continued service to the Company. The amount of such cash bonus shall be determined in the sole and absolute discretion of the Executive Compensation Committee and shall be dependent on, among other things, the achievement of certain performance levels by the Company, including, without limitation, growth in funds from operations, and the Executive's performance and contribution to increasing the funds from operations.

               (b) In the event that the Company consummates an initial public offering (an "IPO") of its common stock, $.01 par value per share (the "Common Stock") on or before June 30, 1997, and provided that the Executive is employed by the Company on the date such IPO is consummated, then the Executive shall be entitled to receive, and the Company shall award and pay to the Executive within 30 days following consummation of the IPO, a cash bonus of $200,000. Any bonus paid to the Executive pursuant to this Section 4.2(b) shall be excluded from the determination of the bonus payable to the Executive, if any, in respect of the year during which the IPO is consummated pursuant to Section 4.2(a) of this Agreement. In addition, the payment made to the Executive pursuant to this Section 4.2(b) shall be reduced by the amount paid to the Executive, if any, pursuant to Section 4.2(b) of the Employment Agreement, dated as of December 9, 1996, by and among the Executive, the Company, and Kilroy Industries, a California corporation (the "Original
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Employment Agreement").
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          4.3  Restricted Stock.  Promptly after consummation of the IPO by the
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Company, the Company shall authorize and grant to the Executive and the Executive shall receive, upon payment to the Company of $.01 per share therefor, 60,000 shares of Restricted Stock (as defined below). The Restricted Stock shall vest in three (3) equal installments upon each of the first three (3) anniversaries of the date of grant at a rate of 331/3% per each 12-month period. For purposes of this Agreement, "Restricted Stock" shall mean all shares of
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Common Stock granted by the Company to the Executive pursuant to this Section
4.3 and from time to time by the Company's Executive Compensation Committee. Upon the grant of such Restricted Stock, the Company and the Executive shall enter into a written Restricted Stock Agreement (the "Restricted Stock
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Agreement") which shall contain such terms and conditions as the Board or Executive Compensation Committee shall determine, consistent with the Company's 1997 Stock Incentive Plan (the "Stock Incentive Plan"), in addition to the
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following:

               (a)  Rights as Stockholder. Upon delivery of the shares of
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Restricted Stock to the escrow holder pursuant to Section 4.3(d) hereof, the Executive shall have all the rights of a stockholder with respect to said shares, subject to the restrictions set forth below and in the Restricted Stock Agreement, including the right to vote the shares and to receive all dividends and other distributions paid or made with respect to the shares.

               (b)  Restrictions.  All shares of Restricted Stock (including any
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shares received by the Executive with respect to the shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to (i) customary restrictions on ownership and transfer set forth in the Restricted Stock Agreement, including, without limitation, such restrictions as are set forth in the Company's Charter and Bylaws, and (ii) the vesting requirements set forth in this Section 4.3, provided, however, that such vesting requirements shall terminate upon (1) a resolution adopted by and at the discretion of the Board or Executive Compensation Committee, after the Restricted Stock is issued, on such terms and conditions as it considers appropriate, and (2) upon termination of the Executive's employment pursuant to Section 5.1, 5.2, 5.4, 5.5 or 5.7 of this Agreement and in such other circumstances as shall be set forth in the Restricted Stock Agreement and the Stock Incentive Plan. Notwithstanding the foregoing, none of the restrictions to be determined pursuant to this Section 4.3(b) shall result in restrictions more burdensome on, or less favorable to, the Executive than the terms and conditions contemplated herein, provided, however, that the restrictions on ownership set forth in the Company's Charter and Bylaws shall apply to all shares of Restricted Stock unless such provisions are otherwise amended with respect to such restrictions on ownership pursuant to and in accordance with applicable law. Upon the vesting of shares of

Restricted Stock pursuant to this Section 4.3, or the termination of such vesting requirements pursuant to this Section 4.3(b), the restrictions pursuant to this Section 4.3(b) with respect to such shares of Restricted Stock shall terminate.

               (c)  Repurchase of Restricted Stock. The Company shall have the
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right to repurchase from the Executive the Restricted Stock then subject to restrictions hereunder and under the Restricted Stock Agreement immediately upon the termination of the Executive's employment for any reason at a cash price per share equal to the price paid by the Executive for such Restricted Stock; provided, however, that no such right of repurchase shall exist in the event of a termination of employment pursuant to Sections 5.1, 5.2, 5.4, 5.5 or 5.7 hereof.

               (d)  Escrow.  The Board or Executive Compensation Committee shall
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appoint an executive officer of the REIT, other than the Executive, or such other escrow holder who shall retain physical custody of each certificate representing Restricted Stock until all the restrictions imposed hereunder and under the Restricted Stock Agreement have been removed, provided, however, that in no event shall the Executive retain physical custody of any certificates representing Restricted Stock issued to such Executive.

               (e)  Legends. In order to enforce the restrictions imposed upon
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the Restricted Stock, the Board or Executive Compensation Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions hereunder and under the Restricted Stock Agreement, which legend or legends shall make appropriate reference to the conditions imposed hereby and thereby.

               (f)  Section 83(b).  The Executive may not make an election under
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Section 83(b) of the Code (as defined below) with respect to the receipt of any share of Restricted Stock.

The grant of Restricted Stock to the Executive pursuant to this Section 4.3 shall be reduced by the number of shares of Restricted Stock granted to the Executive, if any, pursuant to Section 4.3 of the Original Employment Agreement.

          4.4  Stock Options.
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               (a) Promptly after consummation of the IPO of the Company, the Company shall grant to the Executive options to purchase 150,000 shares of Common Stock at a price per share equal to the initial price per share of Common Stock sold to the public in the IPO. Such options shall be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to the maximum extent permitted by the Code. Additional future awards may be made at the discretion of the Company's Executive Compensation Committee. For purposes of this Agreement, "Stock Options" shall mean all incentive stock options granted to the employee pursuant to this Section 4.4 and from time to time by the Company's Executive Compensation Committee.

               (b) The Stock Options granted pursuant to Section 4.4(a) of this Agreement and the Stock Incentive Plan, shall vest in three (3) equal installments upon the first three (3) anniversaries of the date of the grant at a rate of 331/3% per each 12-month period and shall remain exercisable for a period of ten (10) years following the date of the grant. Notwithstanding the foregoing, the Stock Options shall become exercisable in full immediately upon
(1) a resolution adopted by and at the discretion of the Board or Executive Compensation Committee, after the Stock Options have been granted, on such terms and conditions as it considers appropriate, and (2) termination of the Executive's employment pursuant to Section 5.1, 5.2, 5.4, 5.5 or 5.7 of this Agreement and in such other circumstances as shall be set forth in the Stock Incentive Plan. In addition, the grant of Stock Options to the Executive pursuant to this Section 4.4 shall be reduced by the number of shares of Restricted Stock granted to the Executive, if any, pursuant to Section 4.4 of the Original Employment Agreement.

          4.5  "Gross-Up" of Compensation.  The amount of the salary and any
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bonus payable to the Executive pursuant to Sections 4.1 and 4.2 above, shall be "grossed up" as necessary (on an after-tax basis) to compensate for any additional withholding taxes or other expenses due to the implementation of the Compensation Split (as defined in Section 8 below) with respect to the financial obligations of the Company and the Operating Partnership, respectively.

          4.6  Business Expenses.  The Company shall promptly, in accordance
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with Company policy, reimburse the Executive for all reasonable business expenses incurred in accordance with and subject to the limits set forth in the Company's written policies with respect to business expenses, including, without limitation, business seminar fees, professional association dues, reasonable entertainment expenses incurred by the Executive in connection with the business of the Company and/or its respective subsidiaries and affiliates, and reasonable travel expenses, including all airfare, hotel and rental car expenses, incurred by the Executive in traveling in connection with the business of the Company, upon presentation to the Company of written receipts for such expenses.

          4.7  Other Benefits.
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               (a)  Medical Insurance. During the Employment Period, the
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Company, at its sole cost, shall provide to the Executive, the Executive's spouse and children such health, dental and optical insurance as the Company may from time to time make available to its other executive employees of the same level of employment, subject to and on a basis consistent with the terms, conditions and overall administration of such plans or arrangements. For the purposes of this Section 4, the Executive is deemed to be of the same level of employment as each of the Company's other Executive Vice Presidents.

               (b) Life and Disability Insurance. During the Employment Period, the Company shall provide to the Executive such disability and/or life insurance as the Company in its sole discretion may from time to time make available to its other executive employees of the same level of employment, subject to and on a basis consistent with the terms, conditions and overall administration of such plans or arrangements.

               (c) Pension Plans, Etc. During the Employment Period, the Executive shall be entitled to participate in all pension, 401(k) and other employee plans and benefits established by the Company on at least the same terms as the Company's other executive employees of the same level of employment, subject to and on a basis consistent with the terms, conditions and overall administration of such plans or arrangements.

          4.8  Automobile Allowance.  The Company shall provide the Executive
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with a reasonable automobile allowance during the term of the Executive's employment with the Company as the Company in its sole discretion may from time to time make available to its other executive employees of the same level of employment, subject to and on a basis consistent with Company policy.

          4.9  Vacation.  The Executive shall be entitled to four (4) weeks (20
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business days) in each calendar year or such greater amount the Company from time to time shall determine and make available to its other executive employees at the same level of employment, subject to and on a basis consistent with Company policy. In addition, the Executive will be entitled to all Company holidays.

          4.10 Office, Staff, and Equipment.  The Company agrees to provide the
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Executive, as a condition to the Executive's services hereunder, such staff, equipment and office space as is reasonably necessary for the Executive to perform the Executive's duties hereunder, subject to and on a basis consistent with Company policy.

     5.   TERMINATION

          5.1  Death.  The Executive's employment hereunder shall terminate upon
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his death.

          5.2  Disability.  The Executive's employment hereunder shall terminate
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on the Executive's physical or mental disability or infirmity which, in the opinion of a competent physician selected by the Board, renders the Executive unable to perform properly his duties under this Agreement for six (6) consecutive calendar months or for shorter periods aggregating one hundred and eighty (180) business days in any twelve (12) month period, but only to the extent that such definition does not violate the Americans with Disabilities Act.

          5.3  Cause.  The Company may terminate the Executive for Cause at any
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time, upon written notice to Executive.  For purposes of this Agreement, "Cause"
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shall mean:

               (a) the Executive's conviction for commission of a felony or a crime involving moral turpitude;

               (b) the Executive's willful commission of any act of theft, embezzlement or misappropriation against the Company; or

               (c) the Executive's willful and continued failure to substantially perform the Executive's duties hereunder (other than such failure resulting from the Executive's incapacity due to physical or mental illness), which failure is not remedied within a reasonable time after written demand for substantial performance is delivered by the Company which specifically identifies the manner in which the Company believes that the Executive has not substantially performed the Executive's duties.

          5.4  Termination Without Cause.  The Company may terminate this
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Agreement without Cause at any time, provided that the Company first delivers to the Executive the Company's written election to terminate this Agreement at least ninety (90) days prior to the effective date of termination.

          5.5  Executive's Termination for Good Reason.  The Executive may
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terminate this Agreement for Good Reason upon at least ten (10) days prior written notice to the Company. For purposes of this Agreement, "Good Reason"
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shall mean:

               (a) the Company's material breach of any of its obligations hereunder and either such breach is incurable or, if curable, has not been cured within fifteen (15) days following receipt of written notice by the Executive to the Company of such breach by the Company; or

               (b) any material alteration or diminution in the Executive's authority, duties or responsibilities herein without Cause and without the Executive's prior written consent.

     Notwithstanding anything in this Agreement to the contrary, "Good Reason" shall not include the reassignment of the Executive, at the Company's sole discretion, to any other position of Executive Vice President or higher position with the Company, any of its direct or indirect subsidiaries or any of their respective affiliates.

          5.6  Executive's Voluntary Termination.  The Executive may, at any
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time, terminate this Agreement without Good Reason, provided that the Executive delivers written notice to the Company at least ninety (90) days prior to the effective date of termination.

          5.7  Change of Control.  The Executive may terminate this Agreement,
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upon at least ten (10) days' prior written notice to the Company at any time within two (2) years after a "Change in Control" (as hereinafter defined) of the Company. For purposes of this Agreement, a "Change in Control" shall mean the
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occurrence of any of the following events:

               (a) the individuals constituting the Board as of the date of the Company's IPO of common stock (the "Incumbent Board") cease for any reason
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     to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered a member of the Incumbent Board;

               (b)  an acquisition of any voting securities of the Company (the

     "Voting Securities") by any "person" (as the term "person" is used for
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     purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such person
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     has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities unless such acquisition was approved by a vote of at least one more than a majority of the Incumbent Board; or

               (c)  approval by the stockholders of the Company of:

                    (i) a merger, consolidation, share exchange or reorganization involving the Company, unless the stockholders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding Voting Securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the "Surviving Company") in substantially the
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     same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization;

                    (ii)   a complete liquidation or dissolution of the Company;
          or

                    (iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Company.


          5.8  Nonrenewal.  The Company may terminate this Agreement upon the
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expiration of any Employment Period, provided that the Company gives written notice of such nonrenewal to the Executive at least ninety (90) days prior to the expiration of such Employment Period.

          5.9  Retirement.  The Executive's employment shall terminate upon his
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retirement upon or immediately following his sixty-fifth birthday. In the case of the Executive's retirement, the Company shall pay to the Executive promptly after Executive's termination (i) the unpaid annual salary pursuant to Section
4.1 hereof to which such Executive is entitled pursuant to Section 6 hereof, through the date of the termination of such Executive's employment, and (ii) as soon as practicable after the close of the Company's fiscal year in which the Executive's termination occurs, a prorated portion of any unpaid bonus determined by the Board pursuant to Section 4.2 hereof. This Section 5.8 shall not limit the entitlement of the Executive to any retirement benefit then available to the Executive under any benefit plan or policy which is maintained by the Company for the Executive's benefit.

          5.10 Notice.  Any termination of the Executive's employment by the
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Company or the Executive shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination"
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shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          5.11 Date of Termination.  The effective date of the Executive's
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termination depends on the type of termination applied.  "Date of Termination"
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shall mean the following:

               (a) if the Executive's employment is terminated by his death, the date of his death;

               (b) if the Executive's employment is terminated by reason of his disability, the date of the opinion of the physician referred to in
          Section 5.2 hereof;

               (c) if the Executive's employment is terminated by the Company for Cause pursuant to Section 5.3 hereof, or without Cause by the Company pursuant to Section 5.4 hereof, the date specified in the Notice of Termination;

               (d) if the Executive resigns for Good Reason (pursuant to Section 5.5 hereof), or voluntarily resigns (pursuant to Section 5.6 hereof) or resigns pursuant to Change of Control (pursuant to Section
          5.7 hereof), the date of the Notice of Termination;

               (e)  if the Executive's employment is terminated pursuant to
          Section 5.8 hereof, the date this Agreement terminates by its terms;
          and

               (f)  if the Executive's employment is terminated pursuant to
          Section 5.9 hereof, the date of such Executive's retirement.

          5.12 Termination Obligations.
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               (a) The Executive hereby acknowledges and agrees that all Personal Property and equipment furnished to or prepared by the Executive in the course of or incident to his employment, belongs to the Company and shall be promptly returned to the Company upon termination of the Employment Period. "Personal Property" includes, without limitation, all electronic devices of the
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Company used by the Executive, including, without limitation, personal computers, facsimile machines, cellular telephones, pagers and tape recorders and all books, manuals, records, reports, notes, contracts, lists, blueprints, maps and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company. Following termination, the Executive will not retain any written or other tangible material containing any proprietary information of the Company.

               (b) Upon termination of the Employment Period, the Executive shall be deemed to have resigned from all offices and directorships then held with the Company or any affiliate.

               (c) The representations and warranties contained herein and the Executive's obligations under this Section 5.12 and Sections 7 and 9 hereof shall survive termination of the Employment Period and the expiration of this Agreement.

     6.   COMPENSATION UPON TERMINATION

          6.1  Death.
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               (a)  Severance Payment.  If the Executive's employment shall be
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terminated pursuant to Section 5.1 hereof, the Company shall pay monthly to the Executive's estate his annual salary payable pursuant to Section 4.1 hereof and one-twelfth of any bonus payable pursuant to Section 4.2(a) hereof at the most recent annual amount received, or entitled to be received, by the Executive for a period equal to the lesser of one (1) year following the Date of Termination or the remainder of the Employment Period as set forth in Section 2 hereof. In addition, all theretofore unvested Stock Options, Restricted Stock and other awards issued pursuant to the Stock Incentive Plan shall immediately vest.

               (b)  Severance Benefits. At the Executive's estate's expense, the
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Executive's spouse and children shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          6.2  Disability.
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               (a)  Severance Payment.  If the Executive's employment shall be
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terminated by reason of disability pursuant to Section 5.2 hereof, the Company shall pay to the Executive and the Executive shall receive a single severance payment in an amount equal to the sum of: (i) two times the Executive's average annual salary paid hereunder pursuant to Section 4.1 hereof for the preceding thirty-six month period (or, if the Executive has been employed less than thirty-six months, the average annual salary for the period employed) plus (ii) an amount equal to two times the highest annual bonus received by the Executive during the preceding thirty-six month period (or during the period the Executive has been employed hereunder if shorter than thirty-six months)(collectively, the "Severance Payment"). Such payment shall be in addition to any disability
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insurance payments to which the Executive is otherwise entitled and any other compensation earned by Executive hereunder.

               (b)  Severance Benefits. At the Executive's own expense, the
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Executive and the Executive's spouse and children shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          6.3  Cause.
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               (a)  Salary and Bonus.  If the Executive's employment shall be
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terminated for Cause pursuant to Section 5.3 hereof, the Company shall pay the Executive his salary and any bonus then payable pursuant to Sections 4.1 and 4.2 hereof through the Date of Termination.

               (b)  Benefits. At the Executive's own expense, the Executive and
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the Executive's spouse and children shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          6.4  Termination Without Cause.
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               (a)  Severance Payment. If the Company shall terminate the
                    -----------------
Executive's employment without Cause pursuant to Section 5.4 hereof, the Company shall pay the Executive the Severance Payment, as described in Section 6.2(a) hereof.

               (b)  Severance Benefits.  In addition to paying the Executive's
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Severance Payment, the Company, at the Company's expense, shall continue to provide to the Executive and the Executive's spouse and children all benefits described in Section 4.7 hereof for a period of two (2) years commencing on the Date of Termination.

          6.5  Executive's Termination for Good Reason.
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               (a)  Severance Payment. If the Executive terminates his
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employment with the Company pursuant to Section 5.5 hereof for Good Reason, the Company shall pay the Executive the Severance Payment, as described in Section 6.2(a) hereof.

               (b)  Severance Benefits.  In addition to paying the Executive's
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Severance Payment, the Company, at the Company's expense, shall continue to provide to the Executive and the Executive's spouse and children all benefits described in Section 4.7 hereof for a period of two (2) years commencing on the date of such termination.

          6.6  Executive's Voluntary Termination.  In the event of the voluntary
               ---------------------------------
termination of this Agreement by the Executive, pursuant to Section 5.6 hereof, the Executive shall have the right to receive the Executive's compensation as provided in Section 4 hereof through the Date of Termination.

          6.7  Change of Control.
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               (a)  Severance Payment. If the Executive terminates this
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Agreement within two (2) years after a Change in Control pursuant to Section 5.7 hereof, the Company shall pay the Executive the Severance Payment.

               (b) Severance Benefits. Following such termination, and in addition to paying the Executive's Severance Payment, the Company, at the Company's expense, shall continue to provide to the Executive and the Executive's spouse and children all benefits described in Section 4.7 hereof for a period of two years commencing on the Date of Termination.

          6.8  Manner of Payment.  Any Severance Payment made pursuant to this
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Section 6 shall be payable in a one-time payment by the Company.

          6.9  Limitation.  The foregoing notwithstanding, the Severance
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Payment, pursuant to Sections 6.1, 6.2, 6.4, 6.5 and 6.7 hereof, shall be reduced to the extent that the payment of such amount would cause the Executive's total termination benefits (as determined by the Executive's tax advisor) to constitute an "excess" parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and by reason of such
                                                ----
excess parachute payment the Executive would be subject to an excise tax under
Section 4999(a) of the Code, but only if the Executive determines that the after-tax value of the termination benefits calculated with the foregoing restriction exceed those calculated without the foregoing restriction.

     7.   CONFIDENTIALITY AND NON-SOLICITATION COVENANTS

          7.1  Confidentiality.  In addition to the agreements set forth in
               ---------------
Section 5.12(a) hereof, the Executive hereby agrees that the Executive will not, during the Employment Period or at any time thereafter directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). The Executive agrees that, upon termination of his employment with the Company, all Confidential Information in his possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by the Executive or furnished to any third party, in any form except as provided herein; provided, however, that the Executive shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to the Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by the Executive, or (iii) is lawfully disclosed to the Executive by a third party. As used in this Agreement the term "Confidential Information"
                                                  ------------------------
means information disclosed to the Executive or known by the Executive as a consequence of or through his relationship with the Company, about the owners, tenants, employees, business methods, public relations methods, organization, procedures, property acquisition and development, or finances, including, without limitation, information of or relating to owner or tenant lists of the Company and its affiliates.

          7.2  Non-Solicitation.  For a period of one (1) year following the
               ----------------
date on which the Executive's employment hereunder is terminated, the Executive shall not solicit or induce any of the Company's employees, agents or independent contractors to end their relationship with the Company, or recruit, hire or otherwise induce any such person to perform services for the Executive, or any other person, firm or company. The restrictions set forth in this
Section 7.2 hereof shall not apply if the Executive's employment is terminated pursuant to Section 5.4 or 5.5 hereof.

     8.  PAYMENT OF FINANCIAL OBLIGATIONS

     The payment or provision to the Executive by the Company of any remuneration, benefits or other financial obligations pursuant to this Agreement, including, without limitation, the payment of Executive's salary, bonus and other benefits set forth in Section 4 hereof, the payment (if applicable) of the Severance Payment and provision of the severance benefits (if applicable) set forth in Section 6 hereof and any indemnification obligations, shall be allocated (the "Compensation Split") ___ to the Company and ___ to the
                         ------------------
Operating Partnership initially, subject to adjustment from time to time by the Executive Compensation Committee.

     9.   GENERAL PROVISIONS

          9.1  Injunctive Relief and Enforcement.  The Executive acknowledges
               ---------------------------------
that the remedies at law for any breach by him of the provisions of Sections 5.12(a) or 7 hereof may be inadequate and that, therefore, in the event of breach by the Executive of the terms of Sections 5.12(a) or 7 hereof, the Company shall be entitled to institute legal proceedings to enforce the specific performance of this Agreement by the Executive and to enjoin the Executive from any further violation of Sections 5.12(a) or 7 hereof and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement.

          9.2  Notice.  For the purposes of this Agreement, notices, demands and
               ------
all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when addressed as follows and (i) when personally delivered, (ii) when transmitted by telecopy, electronic or digital transmission with receipt confirmed, (iii) one day after delivery to an overnight air courier guaranteeing next day delivery, or (iv) upon receipt if sent by certified or registered mail. In each case notice shall be sent to:

     If to Executive:    Richard E. Moran Jr.
                         9 Skyline
                         Irvine, California  92612

     If to the Company:  Kilroy Realty Corporation
                         2250 East Imperial Highway
                         El Segundo, California 90245
                         Attention:  President and CEO
                         Facsimile:  (310) 322-5981

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          9.3  Severability.  The invalidity or unenforceability of any
               ------------
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In addition, in the event any provision in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, each such agreement shall be interpreted to extend over the maximum period of time for which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

          9.4  Assignment.  This Agreement may not be assigned by the Executive,
               ----------
but may be assigned by the Company to any successor to its business and will inure to the benefit and be binding upon any such successor.

          9.5  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          9.6  Headings.  The headings contained herein are for reference
               --------
purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          9.7  Choice of Law.  This Agreement shall be construed, interpreted
               -------------
and enforced in accordance with the laws of the State of California without giving effect to the principles of conflict of laws thereof.

          9.8  Indemnification.  To the fullest extent permitted under
               ---------------
applicable law, the Company shall indemnify, defend and hold the Executive harmless from and against any and all causes of action, claims, demands, liabilities, damages, costs and expenses of any nature whatsoever (collectively, "Damages") directly or indirectly arising out of or relating to the Executive
 -------
discharging the Executive's duties hereunder on behalf of the Company and/or its respective subsidiaries and affiliates, so long as the Executive acted in good faith within the course and scope of the Executive's duties with respect to the matter giving rise to the claim or Damages for which the Executive seeks indemnification.

          9.9  LIMITATION ON LIABILITIES.  IF EITHER THE EXECUTIVE OR THE
               -------------------------
COMPANY IS AWARDED ANY DAMAGES AS COMPENSATION FOR ANY BREACH OR ACTION RELATED TO THIS AGREEMENT, A BREACH OF ANY COVENANT CONTAINED IN THIS AGREEMENT (WHETHER EXPRESS OR IMPLIED BY EITHER LAW OR FACT), OR ANY OTHER CAUSE OF ACTION BASED IN WHOLE OR IN PART ON ANY BREACH OF ANY PROVISION OF THIS AGREEMENT, SUCH DAMAGES SHALL BE LIMITED TO CONTRACTUAL DAMAGES AND SHALL EXCLUDE (I) PUNITIVE DAMAGES, AND (II) CONSEQUENTIAL AND/OR INCIDENTAL DAMAGES (E.G., LOST PROFITS AND OTHER
                                                  ----
INDIRECT OR SPECULATIVE DAMAGES). THE MAXIMUM AMOUNT OF DAMAGES THAT THE EXECUTIVE MAY RECOVER FOR ANY REASON SHALL BE THE AMOUNT EQUAL TO ALL AMOUNTS OWED (BUT NOT YET PAID) TO THE EXECUTIVE PURSUANT TO THIS AGREEMENT THROUGH ITS NATURAL TERM AND THROUGH ANY APPLICABLE SEVERANCE PERIOD, PLUS INTEREST ON ANY DELAYED PAYMENT

AT THE MAXIMUM RATE PER ANNUM ALLOWABLE BY APPLICABLE LAW FROM AND AFTER THE DATE(S) THAT SUCH PAYMENTS WERE DUE.

          9.10 WAIVER OF JURY TRIAL.  TO THE EXTENT APPLICABLE, EACH OF THE
               --------------------
PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL FOR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

          9.11 Attorneys' Fees.  If any legal action, arbitration or other
               ---------------
proceeding, is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, including any appeal of such action or proceeding, in addition to any other relief to which that party may be entitled.

          9.12 Entire Agreement.  This Agreement contains the entire agreement
               ----------------
and understanding between the Company and the Executive with respect to the employment of the Executive by the Company as contemplated hereby, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and the Board.

          9.13 The Executive's Acknowledgment.   The Executive acknowledges (a)
               ------------------------------
that he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

                            (Signature Page Follows)

               IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date and year first above written.

                                 KILROY REALTY CORPORATION


                                 ___________________________________________
                                 John B. Kilroy, Jr.
                                 President and Chief Executive Officer

                                 KILROY REALTY, L.P.

                                 By Kilroy Realty Corporation, its general
                                    partner

                                 By:________________________________________
                                    John B. Kilroy, Jr.
                                    President and Chief Executive Officer

                                 EXECUTIVE


                                 ___________________________________________
                                 Richard E. Moran Jr.